Exhibit 99.3
ITEM 1A – RISK FACTORS

The Company is subject to various risks and uncertainties that it believes are significant to our business. These risks relate to or arise out of the nature of the Company's business and overall business, economic, financial, legal, and other factors or conditions that may affect the Company. In addition to risks discussed elsewhere in this report, the following are factors that could, individually or in the aggregate, materially adversely affect the Company’s business, financial condition and results of operations and cause the Company's actual results to differ from past results and/or those anticipated, estimated or projected. In addition, other risks not presently known to the Company or that the Company currently believes to be immaterial may also adversely affect the Company’s business, financial condition and results of operations, perhaps materially. It is impossible to predict or identify all such risks and uncertainties and, as a result, you should not consider the following factors to be a complete discussion of all risks or uncertainties that may impact the Company’s business, financial condition or results of operations.
Supplier and Raw Material Price Exposure
The Company is exposed to price fluctuations of key commodities.
The Company uses various raw materials, most significantly steel, natural rubber, synthetic rubber, carbon black, bead wire, and fabric in manufacturing its products across all of its market segments. The Company does not generally enter into long-term commodity contracts and does not use derivative commodity instruments to hedge exposures to commodity market price fluctuations.  Therefore, the Company is exposed to price fluctuations of key commodities.   In addition, our business is susceptible to increases in other costs such as energy and natural gas prices to run our operating facilities as a result of factors beyond our control, including unfavorable weather conditions. Although the Company attempts to pass on certain material price and other cost increases to its customers, there is no assurance that the Company will be able to do so in the future.  Any increase in the price of steel and rubber that is not passed on to customers could result in declining margins and have a material adverse effect on Titan’s financial condition and results of operations.
Demand for global logistical services, including container shortages, can negatively impact the cost of delivery to the end customer and unexpected delays in meeting delivery requirements to the end customer.
The Company uses various logistical providers and transportation methods including containers to transport its products to the end customers. The overall demand for containers depends largely on the rate of world trade and economic growth. During the first quarter of 2021, the global economy has experienced a surge in demand worldwide for logistical services which has resulted in a global shortage of shipping containers, congested seaports and capacity constraints on vessels, among other challenges. The Company is exposed to significant price fluctuations on global shipping costs as well as uncertainty in terms of shipping delays as a result of the container demand and shortages. While the Company does attempt to pass on certain shipping and delivery related charges to its customer, there is no assurance that the Company will be able to do so into the future which could result in declining margins and have a material adverse effect on Titan's financial condition and results of operations.
The Company relies on a limited number of suppliers.
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The Company currently relies on a limited number of suppliers for certain key commodities, which consist primarily of steel and rubber, in the manufacturing of Titan products.  If the Company’s suppliers are unable to provide raw materials to Titan in a timely manner, or are unable to meet our quality, quantity or cost requirements, the Company may not in all cases be able to promptly obtain substitute sources. Any extended delay in receiving critical materials could impair Titan’s ability to deliver products to its customers. The loss of key suppliers, the inability to establish relationships with replacement suppliers, or the inability of Titan's suppliers to meet price, quality, quantity, and delivery requirements could have a significant adverse impact on the Company’s results of operations.
The Company has international operations and purchases raw material from foreign suppliers
The Company had total aggregate net sales outside the United States of approximately $675.9 million, $776.1 million, and $890.5 million for the years ended December 31, 2020, 2019, and 2018, respectively. Net sales outside the United States have become a significant proportion of total net sales, accounting for 54% of net sales for the year ended December 31, 2020, and 54% and 56% for each of the years ended December 31, 2019, and 2018, respectively. Net sales from these international operations are expected to continue to represent a similar portion of total net sales for the foreseeable future.
International Operations and Sales
International operations and sales are subject to a number of risks and restrictions
International operations and sales are subject to a number of risks and restrictions, that are not generally applicable to Titan’s North American operations including, but not limited to, risks with respect to currency exchange rates, economic and political destabilization, other disruption of foreign markets, restrictive actions by foreign governments (such as restrictions on transfer of funds, export duties, and quotas and foreign customs) and local epidemics or pandemics such as the new coronavirus that originated in China.  Other risks include changes in foreign laws regarding trade and investment; difficulties in establishing and maintaining relationships with respect to product distribution and support; nationalization; reforms of United States laws and policies affecting trade, restrictions on foreign investment, and restrictions on loans to foreign entities; and changes in foreign tax and other laws.  There may also be restrictions on the Company's ability to repatriate earnings and investments from international operations. There can be no assurance that one or a combination of these factors will not have a material adverse effect on the Company’s ability to increase or maintain its international sales and results of operations.
Foreign Suppliers
The Company purchases raw materials from foreign suppliers
The Company purchases raw materials from foreign suppliers.  The production costs, profit margins, and competitive position of the Company are affected by the strength of the currencies in countries where Titan purchases goods, relative to the strength of the currencies in countries where the products are sold.  The Company’s results of operations, cash flows, and financial position may be affected by fluctuations in foreign currencies.

Industry and Customer Base
The Company operates in cyclical industries and is subject to changes in the economy.
The Company's sales are substantially dependent on three major industries: agricultural equipment, earthmoving/construction equipment, and consumer products.  The business activity levels in these industries are subject to specific industry and general economic cycles.  Any downturn in these industries or the general economy could drive decreases in demand for Titan’s products and have a material adverse effect on Titan’s business.
The agricultural equipment industry is affected by crop prices, farm income and farmland values, weather, export markets, and government policies. The earthmoving/construction industry is affected by the levels of government and private construction spending and replacement demand. The mining industry, which is within the earthmoving/construction industry, is affected by raw material commodity prices. The consumer products industry is affected by consumer disposable income, weather, competitive pricing, energy prices, and consumer attitudes. In addition, the performance of these industries is sensitive to interest rate and foreign exchange rate changes and varies with the overall level of economic activity. The cyclical and volatile nature of the industries on which our sales are substantially dependent results in significant fluctuations in profits and cash flow from period to period and over the business cycle.
The Company’s revenues are seasonal in nature due to Titan’s dependence on seasonal industries.
The agricultural, earthmoving/construction, and consumer markets are seasonal, with typically lower sales during the second half of the year. This seasonality in demand has resulted in fluctuations in the Company’s revenues and operating results between the first half and the second half of the year.  Because much of Titan’s overhead expenses are fixed, seasonal trends can cause volatility in profit margins and Titan's financial condition, especially during slower periods.
The Company’s customer base is relatively concentrated.
The Company’s ten largest customers, which are primarily original equipment manufacturers (OEMs), accounted for 35% of Titan’s net sales for 2020. Net sales to Deere & Company represented 11% of total 2020 sales. No other customer accounted for 10% or more of Titan's net sales in 2020. Titan’s business could be adversely affected if one of its larger customers reduces, or otherwise eliminates in full, its purchases from Titan due to work stoppages or slow-downs, financial difficulties, as a result of termination provisions, competitive pricing, or other reasons.  There is also continuing pressure from OEMs to reduce costs, including the cost of products and services purchased from outside suppliers such as Titan, and in that regard OEMs may develop in-house tire and wheel capabilities.  There can be no assurance that Titan will be able to maintain its long-term relationships with its major customers which could have an adverse effect on the Company's results of operations.
The Company faces substantial competition from domestic and international companies.
The Company competes with several domestic and international competitors, some of which are larger and have greater financial and marketing resources than Titan.  Titan competes on the basis of price, quality, sales support, customer service, design capability, and delivery time.  The Company’s ability to compete with international competitors may be adversely affected various factors including, currency fluctuations and tariffs imposed by domestic and foreign governments.  In addition, certain OEM customers could elect to manufacture certain products to meet their own requirements or to otherwise compete with Titan. The success of the Company's business depends in large part on its ability to provide comprehensive wheel and tire assemblies to its customers. The development or enhancement by Titan's competitors of similar capabilities could adversely affect its business.
There can be no assurance that Titan’s businesses will not be adversely affected by increased competition in the Company’s markets, or that competitors will not develop products that are more effective or less expensive than Titan products or which could render certain products less competitive.  From time to time certain competitors have reduced prices in particular product categories, which has caused Titan to reduce prices. There can be no assurance that in the future Titan’s competitors will not further reduce prices or that any such reductions would not have a material adverse effect on Titan’s business.
The Company could be negatively impacted if Titan fails to maintain satisfactory labor relations.
Titan is party to collective bargaining agreements covering a portion of the Company's workforce. If Titan is unable to maintain satisfactory labor relations with its employees covered by collective bargaining agreements, these employees could engage in strikes, or the Company may otherwise experience work slowdowns or be subject to other labor actions. Any such actions, and any other labor disputes with the Company’s employees domestically or internationally, could materially disrupt its operations. Future collective bargaining agreements may impose significant additional costs on Titan, which could adversely affect its financial condition and results of operations.
Liquidity
The Company’s revolving credit facility and other debt obligations contain covenants that could limit the Company's financial and operational flexibility.
The Company’s revolving credit facility, the indenture relating to the Company’s 6.50% senior secured notes due 2023 and other debt obligations contain covenants and restrictions that may impact the Company’s business. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Debt Restrictions” in the 2020 10-K for a further discussion of these covenants and restrictions. A breach of one or more of the covenants could result in adverse consequences that could negatively impact the Company's business, results of operations and financial condition. These consequences could limit Titan’s ability to respond to market conditions, to provide for unanticipated capital investments, to raise additional debt or equity capital, to pay dividends, or to take advantage of business opportunities, including future acquisitions.  Titan’s ability to comply with the covenants may be affected by events beyond its control, including prevailing economic, financial, and industry conditions.
The Company is subject to risks related to payment of cash to RDIF if OFAC does not approve the issuance of Titan common shares to RDIF.
The Company continues to be in contact with the Office of Foreign Asset Control (“OFAC”) regarding the release of 4,032,259 shares of Titan common stock (the “escrowed shares”) that were issued to an escrow account on behalf of RDIF in 2019 as part of the settlement of RDIF’s put option under the Voltyre-Prom shareholders agreement. OFAC has yet to approve the release of the escrowed shares to RDIF. If the escrowed shares are not released to RDIF by December 31, 2021, then Titan and RDIF may seek alternative settlement terms, which could include the payment by Titan to RDIF of $25 million in cash (which is the approximate value of the escrowed shares when issued in February 2019) and the return of the escrowed shares to Titan.

International
The Company may be affected by unfair trade.
Titan faces intense competition from producers both in the United States and around the world, some of which may engage in unfair trade practices.  For example, in early January 2016, Titan, along with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Worker International Union, AFL-CIO, CLC of Pittsburgh, Pennsylvania, filed petitions with the U.S. Department of Commerce (DOC) and the U.S. International Trade Commission (ITC) alleging that imported off-the-road tires from India and Sri Lanka and wheel and tire assemblies from China were being dumped and/or subsidized and were a cause of material injury to the domestic industry. Unfair trade may have a material adverse effect on Titan's business.
The Company may be adversely affected by changes in government regulations and policies.
Domestic and foreign political developments and government regulations and policies directly affect the agricultural, earthmoving/construction, and consumer products industries in the United States and abroad. Regulations and policies in the agricultural industry such as those concerning greenhouse gas emissions in the United States and ongoing U.S. budget issues could negatively impact the Company's business. The earthmoving/construction industry is affected by changes in construction activity, housing starts, and other regulations related to the mining and the construction of roads, bridges, and infrastructure. The modification or adoption of existing laws, regulations, or policies could have an adverse effect on any one or more of these industries and, therefore, on Titan’s business.
Additionally, the United Kingdom (UK) officially withdrew from the EU (Brexit) on December 31, 2020. There is uncertainty as to the scope, nature and terms of the relationship between the UK and the EU after the Brexit Transition Period. This uncertainty could adversely impact customer or investor confidence, result in additional market volatility, legal uncertainty and divergent national laws and regulations.
Legal and Compliance
Unfavorable outcomes of legal proceedings could adversely affect Titan's results of operations.
The Company is a party to routine legal proceedings arising out of the normal course of business.  Due to the difficult nature of predicting unresolved and future legal claims, the Company cannot anticipate or predict any material adverse effect on its consolidated financial condition, results of operations, or cash flows as a result of efforts to comply with, or its liabilities pertaining to, legal judgments. Any adverse outcome in any litigation involving Titan or any of its subsidiaries could negatively affect the Company's business, reputation, and financial condition.
The Company is subject to anti-corruption laws and regulations.
The Company has international operations and must comply with anti-corruption laws and regulations including the U.S. Foreign Corrupt Practices Act (FCPA). These anti-bribery laws generally prohibit companies and their intermediaries from making improper payments or providing anything of value for the purpose of obtaining or retaining business. The FCPA prohibits these payments regardless of local customs and practices. Safeguards that Titan may implement to discourage these practices could prove to be ineffective, and violations of these laws may result in criminal or civil sanctions or other liabilities or proceedings against Titan and could adversely affect the Company's business and reputation.
The Company may be subject to product liability and warranty claims.
The Company warrants its products to be free of certain defects and, accordingly, may be subject, in the ordinary course of business, to product liability or product warranty claims.  Losses may result or be alleged to result from defects in Titan products, which could subject the Company to claims for damages, including consequential damages.  There can be no assurance that the Company's insurance coverage will be adequate for liabilities actually incurred or that adequate insurance will be available on terms acceptable to the Company. Any claims relating to defective products that result in liability exceeding Titan’s insurance coverage could have a material adverse effect on Titan's financial condition and results of operations. Further, claims of defects could result in negative publicity against Titan, which could adversely affect the Company’s business and reputation.
The Company is subject to risks associated with climate change regulations.
Governmental regulatory bodies in the United States and other countries have adopted, or are contemplating introducing regulatory changes in response to the potential impacts of climate change.  Laws and regulations regarding climate change and energy usage may impact the Company directly through higher costs for energy and raw materials.  The Company’s customers may also be affected by climate change regulations that may impact future purchases of the Company's products.  Physical climate change may potentially have a large impact on the Company’s two largest industry segments, agriculture and earthmoving/construction.  The potential impacts of climate change and climate change regulations are highly uncertain at this time, and the Company cannot anticipate or predict any material adverse effect on its consolidated financial condition, results of operations, or cash flows as a result of climate change and climate change regulations.
The Company is subject to risks associated with environmental laws and regulations.
The Company’s operations are subject to federal, state, local, and foreign laws and regulations governing, among other things, emissions to air, discharge to waters, and the generation, handling, storage, transportation, treatment, and disposal of waste and other materials.  The Company’s operations entail risks in these areas, and there can be no assurance that Titan will not incur material costs or liabilities, including in connection with complying with the laws and regulations and any required remediation.  In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations, or requirements that may be adopted or imposed in the future. Titan’s customers may also be affected by environmental laws and regulations that may impact future purchases of the Company's products.
The Company is subject to corporate governance requirements, and costs related to compliance with, or failure to comply with, existing and future requirements could adversely affect Titan’s business.
The Company is subject to corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as rules and regulations of the Securities and Exchange Commission (SEC), the Public Company Accounting Oversight Board (PCAOB), and the New York Stock Exchange (NYSE). These laws, rules, and regulations continue to evolve and may become increasingly restrictive in the future. Failure to comply with these laws, rules, and regulations may have a material adverse effect on Titan’s reputation, financial condition, and the value of the Company’s securities.

The Company is subject to risks associated with maintaining adequate disclosure controls and internal controls over financial reporting.
Failure to maintain adequate financial and management processes and controls could affect the accuracy and timing of the Company's financial reporting. Testing and maintaining effective internal control over financial reporting and disclosures involves significant costs and could divert management's attention from other matters that are important to Titan's business. If the Company does not maintain adequate financial and management personnel, processes, and controls, it may not be able to accurately report its financial performance on a timely basis, the Company may be otherwise unable to comply with the periodic reporting requirements of the Securities and Exchange Commission and the listing of the Company’s common stock on the NYSE could be suspended or terminated, each of which could have a material adverse effect on the confidence in the Company's financial reporting, its credibility in the marketplace, and the trading price of Titan's common stock.
Information Technology and Data Protection
The Company may be adversely affected by a disruption in, or failure of, information technology systems.
In the ordinary course of business, the Company relies upon information technology systems, some of which are managed by third parties, to process, transmit, and store electronic information. Technology systems are used in a variety of business processes and activities, including purchasing, manufacturing, distribution, invoicing, and financial reporting. The Company utilizes security measures and business continuity plans to prevent, detect, and remediate damage from computer viruses, natural disasters, unauthorized access (whether through cybersecurity attacks or otherwise), utility failures, and other similar disruptions. Despite Titan's security measures and safeguards, a security breach or information technology system interruption or failure may disrupt and affect the Company's business, resulting in customer dissatisfaction, potential legal claims and adversely affect Titan’s results of operations and financial conditions. There can be no assurance that any such security measures or plans will be sufficient to mitigate all potential risks to Titan's systems, networks, and information. Further a significant theft, loss, or fraudulent use of customer or employee information could adversely impact the Company's reputation and could result in unauthorized release of confidential or otherwise protected information, significant costs, fines, and litigation, including with respect to enhanced cybersecurity protection and remediation costs. The Company is currently undergoing upgrades and improvements to its core enterprise resource planning (ERP) systems which are ‘cloud based’. Despite adequate security measures, these systems are vulnerable to disruption of service and security breaches as mentioned above. Further, investment in the ‘cloud based’ systems may have an adverse impact on short-term results of operations and financial condition.
The Company is subject to governmental laws, regulations and other legal obligations related to privacy and data protection.
The legislative and regulatory framework for privacy and data protection issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Titan collects personally identifiable information (PII) and other data as integral parts of its business processes and activities. This data is subject to a variety of U.S. and international laws and regulations, including oversight by various regulatory or other governmental bodies. Many foreign countries and governmental bodies, including the European Union, Canada, and other relevant jurisdictions where we conduct business, have laws and regulations concerning the collection and use of PII and other data obtained from their residents or by businesses operating within their jurisdiction that are more restrictive than those in the U.S. Additionally, in 2016, the European Union adopted the General Data Protection Regulation (GDPR) that imposes more stringent data protection requirements and provides for greater penalties for noncompliance. Any inability, or perceived inability, to adequately address privacy and data protection concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations, or other legal obligations could result in additional cost and liability to the Company or Company officials, damage our reputation, inhibit sales, and otherwise adversely affect our business.
General
The COVID-19 pandemic has adversely impacted, and will likely continue to adversely affect, the Company's business, operating results and financial condition.
COVID-19 has spread to the majority of the countries in which we operate. This has significantly impacted our workforce and our operations, including as a result of government mandates in certain countries to work from home to minimize the spread of the virus. The Company’s operations were significantly curtailed in March 2020 and the second quarter of 2020 and may continue to be curtailed until the widespread outbreak is contained. COVID-19 has had a significant impact on our ability to conduct business and has affected the Company's operational and financial performance. We have experienced and expect to continue to experience unpredictable disruption in the demand for our products in our end-markets.
If the pandemic continues and conditions worsen, we may experience additional adverse impacts on our operational and commercial activities, costs, customer orders, and collections of accounts receivable, which may be material, and the extent and nature of these adverse impacts on our future operational and commercial activities, costs, customer orders and our collections remains uncertain even if conditions begin to improve. Furthermore, the pandemic has impacted and may further impact the broader economies of affected countries, including negatively impacting economic growth, foreign currency exchange rates and interest rates. Due to the continued uncertainty of the pandemic and the range of governmental and community reactions thereto, there is uncertainty around its duration, ultimate impact and the timing of recovery. Therefore, the pandemic could lead to an extended disruption of economic activity and could materially impact our business, our consolidated results of operations, financial position, cash flows and/or market capitalization, and result in asset impairment charges, including long-lived assets.
The Company is subject to foreign currency translation risk.
The Company operates in many worldwide locations and transacts business in many foreign currencies. Titan's financial statements are reported in U.S. dollars with financial statements of international subsidiaries being initially recorded in foreign currencies and translated into U.S. dollars. Large fluctuations in currency exchange rates between the U.S. dollar and other global currencies may have a material adverse impact on the Company's financial condition, results of operations, and liquidity.
The Company may incur additional tax expense or tax exposure.
The Company is subject to income taxes in the United States and numerous foreign jurisdictions, and has domestic and international tax liabilities which are dependent upon the distribution of income among these different jurisdictions. Titan's income tax provision and cash tax liability in the future could be adversely affected by numerous factors, including income before taxes being lower than anticipated in countries with lower statutory tax rates and higher than anticipated in countries with higher statutory tax rates, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws and regulations.
The Company is subject to risks related to uncertainties in global and regional economic conditions.
Our results of operations are materially affected by economic conditions globally, regionally and in the particular industries we serve. The demand for our products tends to be cyclical and can be significantly reduced in periods of economic weakness characterized by lower levels of government and business investment, lower levels of business confidence, lower corporate earnings, high real interest rates, lower credit activity or tighter credit conditions, higher unemployment and lower consumer spending. Economic conditions vary across regions and countries, and demand for our products generally increases in those regions and countries experiencing economic growth and investment. Slower economic growth or a change in the global mix of regions and countries experiencing economic growth and investment could have an adverse effect on our business, results of operations and financial condition.
The Company is not insured against all potential losses and could be harmed by natural disasters, catastrophes, or sabotage.
The Company's business activities involve substantial investments in manufacturing facilities and products are produced at a limited number of locations. These facilities could be materially damaged, including as a result of natural disasters, such as fires, floods, tornadoes, hurricanes, and earthquakes, or by sabotage. The Company could incur uninsured losses and liabilities arising from such events, as well as damage to its reputation, and/or suffer material losses in operational capacity and efficiency, which could have a material adverse impact on Titan's business, financial condition, and results of operations.
Acquisitions/divestitures may require significant resources and/or result in significant losses, costs, or liabilities.
Any future acquisitions or divestitures will depend on the Company’s ability to identify suitable opportunities, to negotiate acceptable terms, and to finance acquisitions. Titan will also face competition for suitable acquisition candidates, which may increase costs. In addition, acquisitions and divestitures require significant managerial attention, which may be diverted from current operations. Furthermore, acquisitions and divestitures of businesses or facilities entail a number of additional risks and challenges including: integrating acquisitions with existing operations; and separating operations in connection with dispositions; applying internal controls and processes throughout the acquired business; potential disruption of the Company's ongoing business; inability to maintain key customer, supplier, and employee relationships; potential that transactions do not produce satisfactory returns on a timely basis or at all; and exposure to unanticipated liabilities.
International acquisitions or divestitures may be more complex and time consuming. Also, international acquisitions and divestitures may include a number of additional risks, including the integration of acquisitions or separation of divestitures in compliance with foreign laws and regulations and business and accounting systems.
Subject to the terms of its existing indebtedness, the Company may finance future acquisitions with cash from operations, additional indebtedness, and/or by issuing additional equity securities.  These commitments may impair the operation of Titan’s businesses.  In addition, the Company could face financial risks associated with incurring additional indebtedness, such as reducing liquidity and access to financing markets and increasing the amount of cash flow required to service such indebtedness.